FLORIDA ROCK INDUSTRIES, INC.
               155 East 21st Street, Jacksonville, Florida 32206



                               NOTICE OF
                    ANNUAL MEETING OF SHAREHOLDERS

To The Shareholders:

     The Annual Meeting of Shareholders of Florida Rock Industries, Inc. will be held at 9 o'clock in the morning, local time, on Wednesday, February 6, 2002 at the general offices of the Company, 155 East 21st Street, Jacksonville, Florida 32206, for the following purposes, as more fully described in the attached proxy statement:

	1. To elect three directors to serve for a term of three years; one director to serve for a term of one year; and one director to serve for a term of two years; and

	2. To transact such other business as may properly come before the meeting or any adjournments thereof.

	Shareholders of record at the close of business on December 19, 2001 are entitled to vote at said Annual Meeting or any adjournment or adjournments thereof.

                                   BY ORDER OF THE BOARD OF DIRECTORS


December 28, 2001		            	 Dennis D. Frick
                                              Secretary


     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE
           THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE
          ACCOMPANYING ENVELOPE.  IF YOU ATTEND THE MEETING,
            YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                      FLORIDA ROCK INDUSTRIES, INC.
             155 East 21st Street, Jacksonville, Florida 32206

                          PROXY STATEMENT
                   ANNUAL MEETING - February 6, 2002

	The attached proxy is solicited from you by the Board of Directors of Florida Rock Industries, Inc. ("we" or the "Company") for use at the annual meeting of the shareholders to be held on Wednesday, February 6, 2002 at 9 o'clock in the morning, local time, and any adjournments thereof, at the principal offices of the Company, 155 East 21st Street, Jacksonville, Florida 32206. You may revoke the proxy by written notice to the Secretary of the Company at any time before its exercise.

	Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with your directions or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

	This proxy statement and the accompanying proxy are being distributed on or about December 28, 2001.

                          VOTING PROCEDURES

	The holders of record of common stock at the close of business on December 19, 2001 may vote at the meeting. On such date there were outstanding 28,274,776 shares of common stock of the Company. Under the Company's Restated Articles of Incorporation and Bylaws, each share of common stock is entitled to one vote. Under the Company's Bylaws, the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business at the meeting.

	Under the Florida Business Corporation Act ("FBCA"), directors are elected by a plurality of the votes cast and other matters are approved if the affirmative votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter exceed the votes opposing the action, unless a greater number of affirmative votes is required by the FBCA or the Company's Restated Articles of Incorporation. Abstentions and broker non-votes will have no effect on the vote for election of directors and most routine matters. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

1.	ELECTION OF DIRECTORS

	Under our Restated Articles of Incorporation, the Board of Directors is divided into three classes. One class of directors is elected at each annual meeting of shareholders for a three-year term of office. We have listed below three nominees in Class I to be re-elected to hold office until the 2005 annual meeting, one nominee in Class II who was first appointed as a director by the Board of Directors during the past year to be elected to hold office until the 2003 annual meeting, and one nominee in Class III who was first appointed as a director by the Board of Directors during the past year to be elected to hold office until the 2004 annual meeting. Mr.
Charles H. Denny III, currently a director in Class I, is not standing for re-election. Your proxy will be voted for the election of the persons nominated unless you indicate otherwise. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the Board of Directors to replace such nominee, or the Board may reduce the number of directors accordingly.

	The following table sets forth information with respect to each nominee for election as a director and each director whose term of office continues after this annual meeting of shareholders. Reference is made to the sections entitled "Common Stock Ownership of Certain Beneficial Owners" and "Common Stock Ownership by Directors and Officers" for information concerning stock ownership of the nominees and directors.


NAME AND PRINCIPAL		DIRECTOR	        OTHER
    OCCUPATION    	AGE	 SINCE  	    DIRECTORSHIPS
-------------------     ---   --------        -------------

Class I - Nominees for Terms Expiring in 2005
A. R. Carpenter          59     1993          Regency Centers
 Retired Vice Chairman                         Corporation
 of CSX                                       Stein Mart, Inc.
 Corporation                                  Birmingham Steel Corp.

John D. Baker II         53     1979          Patriot Transportation
 President and                                 Holding, Inc.
 Chief Executive                              Hughes Supply, Inc.
 Officer of the                               Wachovia Corporation
 Company

                                   3

G. Kennedy Thompson      51     1998          Wachovia Corporation
 President and Chief
 Executive Officer,
 Wachovia Corporation

Class II - Nominee for a Term Expiring in 2003

J. Dix Druce             53     2001          Regency Centers
 Chairman of National                          Corporation
 P.E.T. Scan LLC

Class III - Nominee for a Term Expiring in 2004

Tillie K. Fowler         58     2001          Winn Dixie Stores, Inc.
 Partner with Holland
 & Knight LLP

      DIRECTORS CONTINUING IN OFFICE AFTER THE 2002 ANNUAL MEETING

Class II - Terms Expiring in 2003

Edward L. Baker          66     1970          Patriot Transportation
 Chairman of the                               Holding, Inc.
 Board of the
 Company

Francis X. Knott         56     1988          Patriot Transportation
 Chairman of Partners                          Holding, Inc.
 Management Company,
 LLC and Partners Realty
 Trust, Inc.
 (real estate management
 firms)

Class III - Terms Expiring in 2004

Thompson S. Baker II     43     1991          Patriot Transportation
 Vice President of                             Holding, Inc.
 the Company

                                      4

Luke E. Fichthorn III    60     1972          Bairnco Corporation
 Partner in Twain                             Patriot Transportation
 Associates (a private                         Holding, Inc.
 investment banking
 firm); Chairman of
 the Board and Chief
 Executive Officer
 of Bairnco Corporation
 (manufacturing)

C. J. Shepherdson        85     1972
 Vice President of the
 Company


	All of the nominees and directors have been employed in their respective positions for the past five years, except A. R.
Carpenter, J. Dix Druce, Tillie K. Fowler and G. Kennedy
Thompson.

	Mr. Carpenter recently retired as Vice Chairman of CSX Corporation, a position he had held since July 1999. From 1962 until February 2001, he held a variety of positions with CSX, including President and Chief Executive Officer (from 1992 to
July 1999) and Executive Vice President-Sales and Marketing (from 1989 to 1992) of CSX Transportation, Inc.
	Mr. Druce served as President and Chairman of the Board of Directors of Life Service Corp., Inc., a life insurance management company, from 1988 through June 2000, and President and director of American Merchants Life Insurance Company and its parent, AML Acquisition, from October 1992 through June 2000. He was President and director (Chairman from May 1989 to July 1991) of National Farmers Union Life Insurance Company from 1987 to 1991, and President and director of Loyalty Life Insurance
Company and NFU Acquisition Company from 1987 to 1991.

	Ms. Fowler joined Holland & Knight's Washington, DC office in April 2001 after serving from 1993 until 2001 as a member of the United States House of Representatives.

	Effective January 2000, Mr. Thompson was elected President and effective April 18, 2000, Chief Executive Officer of First Union Corporation, which became Wachovia Corporation on September 4, 2001. Mr. Thompson was Vice Chairman of First Union
Corporation from October 1998 through December 1999. Previously, he served as Managing Director, First Union Capital Markets
Group.

	Edward L. Baker and John D. Baker II are brothers. Thompson
S. Baker II is the son of Edward L. Baker.

	See "Compensation Committee Interlocks and Insider
Participation" and "Certain Relationships and Related
Transactions"
for a discussion of the relationships between the Company and Patriot Transportation Holding, Inc.

           Other Information About the Board and Its Committees

	Meetings. During the fiscal year ended September 30, 2001, the Company's Board of Directors held five meetings. Directors who are not employees of the Company or its subsidiaries are paid annual fees of $15,000 plus $2,000 for each directors' meeting attended. Members of the Company's Audit and Compensation Committees receive $300 and the Chairman of each committee receives $500 for each committee meeting attended. Members of the Long Range Planning Committee receive $1,250 for each committee meeting held. All such directors currently participate in the Company's Directors Stock Purchase Plan under which a director may designate all, or any part, of his or her director's compensation for investment in the Company's stock purchased in the open market through a broker. The Company matches 25% of the director's designated portion and pays all broker commissions.

	Executive Committee. Edward L. Baker and John D. Baker II comprise the Executive Committee. To the extent permitted by law, the Executive Committee exercises the powers of the Board between meetings of the Board of Directors. During the fiscal year ended September 30, 2001, the Executive Committee held no formal meetings, but acted on various resolutions by unanimous written consents.

	Audit Committee. Messrs. Denny, Fichthorn, Knott and Thompson comprise the Audit Committee. The Audit Committee recommends the appointment of independent accountants to audit the Company's consolidated financial statements and to perform professional services related to the audit; meets with the independent accountants and reviews the scope and results of their audit; reviews the fees charged by the independent auditors; considers the independence of the auditors; and reviews and approves non-audit fees paid to the independent auditors.
The Audit Committee also reviews the scope and results of internal audits. The Audit Committee adopted a written charter during fiscal 2000 that was attached as an appendix to the proxy statement for last year's annual meeting of the shareholders. Pursuant to the Audit Committee Charter, the Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the New York Stock Exchange's listing standards and financially literate, and that Mr. Thompson, who is Chairman, has financial management expertise. In reaching such determination, the Board considered the financial, business and occupational experience, as well as the past services as a director of each Audit Committee member. During fiscal 2001, the Audit Committee held two meetings.

	Compensation Committee. Messrs. Carpenter and Fichthorn and Ms. Fowler comprise the Compensation Committee. The Committee determines the compensation for the Chief Executive Officer and reviews and approves compensation for other corporate officers and certain other members of management. In addition, the Committee administers the Company's stock option plans, subject to control of the Board of Directors, and the Management
Incentive Compensation program. During fiscal 2001, the Compensation Committee held three meetings.

	Long Range Planning Committee. Messrs. Edward L. Baker, John D. Baker II, Carpenter, Fichthorn, and Thompson and Ms. Fowler comprise the Long Range Planning Committee. The Committee reviews the Company's long-term strategic initiatives. The Long Range Planning Committee did not meet in fiscal 2001.

	The full Board of Directors acts as the Nomination
Committee.

	During the last fiscal year, each of the directors attended 75% or more of all meetings of the Board and its Committees on which the director served.

                       Audit Committee Report

     With respect to the Company's fiscal year ended September
30, 2001, the Audit Committee of the Board of Directors (a) has reviewed and confirmed the Audit Committee Charter, a copy of which was published in last year's proxy statement for the 2001 annual meeting of the shareholders; (b) has reviewed and discussed the Company's audited financial statements for fiscal 2001 with management; (c) has discussed with Deloitte & Touche LLP any matters required of auditors to be discussed with the Audit Committee by SAS 61 (relating to additional information from the auditor regarding the scope and results of the audit); (d) has received written disclosures and a letter from Deloitte & Touche LLP required by ISB Standard No. 1 and has discussed with representatives of Deloitte & Touche LLP their independence; and (e) recommended to the Board of Directors that the Company's fiscal 2001 audited financial statements be included in the Company's annual report on Form 10-K.

Submitted by:                         G. Kennedy Thompson, Chairman
                                      Charles H. Denny III
                                      Luke E. Fichthorn III
                                      Francis X. Knott

                                      Members of the Audit Committee

                          Executive Compensation

Summary Compensation Table
--------------------------

     The following table sets forth information concerning the compensation of our Chief Executive Officer and our other five most highly compensated executive officers who served in such capacities during the fiscal year ended September 30, 2001:



                         Annual Compensation
                                                      Long Term	 All
                                                        Com-	Other
                                                      pensation	Compen-
Name and Principal		Salary	  Bonus	 Options	sation
   Position         Year	($)(1) 	  ($)(1)	   #		($) (1)
------------------  ----      ------        ------    ---------   ---------
John D. Baker II	  2001      492,500	 270,000	13,125	24,708(3)
 President and	  2000      460,000	 206,800	   -	      26,605(3)
 Chief Executive	  1999      416,250	 215,000	   -	      27,061(3)
 Officer

Edward L. Baker	  2001	471,250	 256,500	13,125	33,603(4)
 Chairman of the	  2000	452,500	 202,400	   -	      35,005(4)
 Board	        1999	427,500	 215,000	   -	      36,437(4)

John D.
 Milton, Jr.(5)	  2001	281,250	 202,500	 75,000		0
 Executive Vice
 President,
 Treasurer &
 Chief Financial
 Officer

C. J. Shepherdson	  2001	295,000	 147,500	 6,300	13,168
 Vice President	  2000	293,750	 147,500	   -	      13,678
 	              1999	288,750	 145,000	   -	      14,492

Clarron E.
 Render Jr.	        2001	232,500	 117,500	 6,300	13,168
 Vice President	  2000	221,250	 112,500	   -	      13,678
                 	  1999	206,250	 105,000	   -	      14,037


Thompson S.	        2001	236,250	 87,500	 6,300	13,168
 Baker II	        2000	221,250	 110,250	   -	      13,628
 Vice President	  1999	207,500	 105,000	   -	      14,425


	(1)	Includes amounts deferred under the Company's Profit
            Sharing and Deferred Earnings Plan. Bonuses are accrued in the year earned and paid in the following year.

	(2)	Represents the Company's contribution on behalf of the
            named executive officer to the Company's Profit Sharing and Deferred Earnings Plan.

	(3)	Includes $11,540 in 2001, $11,927 in 2000, and $12,569 in
            1999, the present value of the benefit of a split-dollar premium paid during the fiscal year.

	(4)	Includes $20,435 in 2001, $21,237 in 2000, and $21,945 in
            1999, the present value of the benefit of a split-dollar premium paid during the fiscal year.

	(5)	Mr. Milton joined the Company in January, 2001.


Option Grants in the Last Fiscal Year (1)
-----------------------------------------

                      Individual Grants                          Grant
                      -----------------                       Date Value
                                                              ----------
                                Percent of
                                  total
                                 options/
                   Number of      SARs
                  Securities     granted  Exercise
                  Underlying       to       or
                    Options     employees  base                 Grant date
                    /SARs       in fiscal price     Expiration    Present
   Name            granted #      year    ($/Sh)      Date (2)  Value $ (3)
   ----           ----------    --------- --------  ----------  -----------
John D. Baker       13,125         3.6%   $22.75      12/4/10   $150,019

Edward L. Baker	  13,125         3.6%   $22.75      12/4/10   $150,019

John D. Milton, Jr. 75,000        20.7%   $23.92       1/2/11   $894,750

C. J. Shepherdson    6,300         1.7%   $22.75      12/4/10   $ 72,009

Clarron E. Render,   6,300         1.7%   $22.75      12/4/10   $ 72,009
 Jr.

Thompson S. Baker    6,300         1.7%   $22.75      12/4/10   $ 72,009


	(1)	All information in this table relates to options.  The
            Company has not granted any stock appreciation rights ("SARs"). The amounts shown in this table have been adjusted to reflect a 3 for 2 stock dividend effective on August 31, 2001.

	(2) 	Options become exercisable in five equal installments each
            year beginning on the first anniversary of the grant date.

	(3)	This estimate is determined using the Black-Scholes model.
            This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. This hypothetical value is based on the following assumptions: an exercise price equal to the market value on day of grant; estimated dividend yield of 1.5%; expected volatility of 49.2%; risk-free interest rate of 5.3%; and expected lives of 7 years.

Option Exercises and Year End Values
------------------------------------

	The following table shows information with respect to stock options exercised during the fiscal year ended September 30, 2001 and the number and value of unexercised options held by each executive officer named in the Summary Compensation Table. The amounts shown in this table have been adjusted to reflect a 3 for 2 stock dividend effective on August 31, 2001.



                               Number of Unexercised  Value of Unexercised
                                   Options at         In-The-Money Options
                                September 30, 2001   at September 30, 2001
                               --------------------- ---------------------
            Shares
          Acquired on    Value  Exercis-  Unexercis-  Exercis-   Unexercis-
   Name    Exercise(1) Realized   able#     able#      able $      able $
   ----    ----------- --------  -------- ---------   --------    --------
John D.      52,500    1,174,644  120,000   43,125     2,472,300   733,444
 Baker II

Edward L.    --          --       255,000   43,125     5,599,575   733,444
 Baker

John D.      --          --        0        75,000       0         571,500
 Milton, Jr.

C. J.        30,000      688,750   60,000   15,300     1,297,650   240,800
 Shepherdson

Clarron E.   15,000      326,875   61,500   15,300     1,332,398   240,800
 Render Jr.

Thompson S.  15,600      587,184   36,000   15,300       741,690   240,800
 Baker II


(1)	The closing price of the Company's common stock on the New
      York Stock Exchange composite transactions on September 28, 2001 (the last trading day in fiscal 2001) of $31.54 less the exercise price, was used in calculating the value of unexercised and exercisable options.

Pension Plan
------------

	We have a Management Security Plan (the "MSP Plan") for certain officers, including directors who are officers, and certain key employees. Benefit levels have been established on the basis of base compensation. The MSP Plan provides that in the event a participant dies prior to his retirement his beneficiary will receive twice the amount of such participant's benefit level in monthly payments for a period of 12 months and thereafter the benefit level in monthly payments for the next 168 months or until such time as such participant would have reached age 65, whichever is later. Upon reaching normal retirement age, a participant is entitled to receive twice the amount of his benefit level in equal monthly payments for 12 months and thereafter, until his death, the benefit level in monthly payments. If a participant dies after his retirement, his beneficiary, if any, will receive such participant's benefit for a period of 15 years from the date of the participant's retirement or until the death of the beneficiary, whichever occurs first. The annual retirement benefit levels in effect at September 30, 2001 for the executive officers named above participating in the MSP Plan were:


      John D. Baker II             $250,000
      Edward L. Baker	           $237,500
      C. J. Shepherdson	           $147,500
      Thompson S. Baker II	     $120,000
	Clarron E. Render Jr.	     $117,500


In addition to amounts stated in the above table, the Company has entered into a retirement benefit contract with C. J. Shepherdson which provides for annual retirement benefits of $20,000 payable to Mr. Shepherdson or his spouse until the death of the survivor.

                    COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors ("the Committee") determines the compensation of our Chief Executive Officer and reviews and approves compensation of other officers and members of management reaching a salary level established by the Board. In addition, the Committee administers our stock option plans, subject to control of the Board, and the Management Incentive Compensation ("MIC") program. The full Board ratifies the recommendations of the Committee.

	The Committee's goals are to develop and maintain executive compensation programs that preserve and enhance shareholder value. Under the direction of the Committee, management has developed a compensation structure designed to compensate fairly executives for their performance and contribution to the Company, to attract and retain skilled and experienced personnel, to reward superior performance and to align executive and shareholder long-term interests.

	Base salary levels for executives are established taking into consideration business conditions, the Company's size and performance and peer group and industry compensation levels. The Committee carefully analyzes the compensation paid to executives of the Company's peer companies used in preparing the Shareholder Return Performance Graph, compares the financial and shareholder return performance of the peer companies to the Company's performance, and subjectively determines a reasonable salary for the executive considering this information as well as the executive's performance and responsibilities in achieving the Board's strategic goals.

	In setting the Chief Executive Officer's salary of $492,500 for fiscal 2001, the Committee specifically considered, without applying any particular weighting, the compensation paid to the chief executive officers of the peer companies, the relative size of the peer companies and the Company, the Company's performance in terms of stock price and key financial indices compared to these same measures for its peers, the Chief Executive Officer's extensive industry knowledge, and the performance goals established by the Board for the Chief Executive Officer.

	The MIC program provides officers and key employees an opportunity for annual incentive compensation. The program provides an annual cash bonus as a financial incentive to participants who achieve their business unit's and the Company's goals and objectives. Profit levels are set for various segments of the business. Depending on the level of profitability obtained, an individual may become eligible for a bonus equal to a certain percentage of his year end base salary ranging up to a maximum of 100% of base salary for the Chief Executive Officer, Chairman and Chief Financial Officer and a maximum of 50% of base salary for other senior executives. However, that bonus may then be adjusted down based on the degree by which the individual accomplishes his individual goals and objectives for the year. The total amount of the MIC program for the entire Company in any year is limited to 15% of consolidated income before income taxes. At the beginning of each year, after taking into consideration the outlook for the general economy, the construction materials industry, the Company's markets, prior year performance and the budget for the upcoming year, the Committee approves target levels of return-on-capital-employed for the senior executive officers.

	For fiscal 2001, based on the Company's actual performance when compared to the return-on-capital-employed target established by the Committee at the beginning of the year, the Company's Chief Executive Officer was awarded a cash bonus under the MIC program of $270,000.

	The Committee believes that long-term compensation in the form of stock options is critical in motivating and rewarding the creation of long-term shareholder value by linking the compensation provided to officers and other key management personnel with gains realized by the shareholders. In addition, the vesting periods associated with stock options encourage this key group to continue in the employ of the Company. All options granted have been granted at an option price equal to the fair market value of the Company's common stock on the date of grant. In subjectively determining the number of options to be granted to an individual, including the Chief Executive Officer, the Committee takes into account the cost to exercise the option and the individual's relative base salary, scope of responsibility, ability to affect profits and value to the Company and the levels of stock option awards granted to executives in comparable positions with the peer companies.

	In December 2000, the Committee granted the Chief Executive Officer options to purchase 13,125 shares (adjusted for the 3 for 2 stock split effective in August 2001) at an exercise price equal to the fair market value on the date of grant. In establishing this option grant, in addition to considering the factors described in the preceding paragraph, the Committee also considered the number of options currently held by the Chief Executive Officer, the fact that no options had been granted to him since 1997, the availability of shares for grant under the 2000 Stock Plan adopted at last year's annual meeting of shareholders, the level of stock option grants awarded to the chief executive officers of the peer companies and the Company's relative size, quantitative performance and strategic goals compared to the peer companies. No particular weighting was applied to any of these factors.

Submitted by:                          Luke E. Fichthorn III,
                                        Chairman
                                       A. R. Carpenter
                                       Tillie K. Fowler

                       Members of the Compensation Committee

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report and Compensation Committee Report and the Shareholder Return Performance that follows shall not be incorporated by reference into any such filings.

     Compensation Committee Interlocks and Insider Participation

	One member of the Compensation Committee, Mr. Fichthorn, is among the five directors of the Company who are also directors of Patriot Transportation Holding, Inc. ("Patriot"). The other four directors of both Patriot and the Company who are not members of the Compensation Committee are Edward L. Baker, John D. Baker II, Thompson S. Baker II and Francis X. Knott. The five directors own approximately 45.9% of the stock of Patriot and 28.5% of the stock of the Company. Accordingly, the Bakers, who own approximately 28% of the stock of the Company and 44% of the stock of Patriot, may be considered to be control persons of both the Company and Patriot.

	Mr. A. R. Carpenter, who is a director and member of the Compensation Committee of the Company, also serves as a member of the Compensation Committee of the Board of Directors of Regency Centers Corporation and Stein Mart, Inc. Mr. Martin E. Stein Jr., who is a director of Patriot, is a director, Chairman and Chief Executive Officer of Regency Centers Corporation.

	There were no other interlocks of executive officers or board members of the Company serving on the compensation or equivalent committee of another entity which has any director or executive officer serving on the Compensation Committee, other committees or Board of Directors of the Company.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	The Company and Patriot routinely are engaged in business together through the hauling by Patriot of petroleum products and other products for the Company and the leasing to the Company of construction aggregates mining and other properties. Patriot has numerous petroleum hauling competitors at all terminal and plant sites and the rates charged are, accordingly, established by competitive conditions. The Company paid rents, royalties construction, management services, and transportation charges to subsidiaries of Patriot totaling $10,693,000 in 2001. Approximately 8.8% of Patriot's revenue was attributed to the Company during fiscal year 2001. Under an amended agreement, the Company provides certain tax, legal and administrative services to Patriot and its subsidiaries and charged Patriot $527,000 for these services in 2001.

	In November 2000, after independent appraisal and approval by committees of independent directors of each of the Company and Patriot, the Company purchased from Patriot real properties near Rome, Georgia and Springfield, Virginia for $2,605,000, in a transaction deemed by the Company to be a tax deferred exchange under Section 1031 of the Internal Revenue Code of 1986, as amended.

	Mr. Fichthorn provided the Company with financial consulting and other services during fiscal 2001 for which he received
$60,000.

	In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.

                     Shareholder Return Performance

	The following graph compares the performance of the Company's Common Stock to The S&P 600 Smallcap Index and a peer group of industry companies for the five-year period commencing September 30, 1996 and ending on September 30, 2001. The graph assumes that $100 was invested on September 30, 1996 in the Company's common stock and in each of the indices and assumes the reinvestment of dividends. The Peer Group consists of the following companies: Florida Rock Industries, Inc., Lafarge Corporation, Martin Marietta Materials, Inc., Texas Industries, Inc. and Vulcan Materials Company. This group is consistent with the group used in the proxy last year, except for the omission of Southdown, Inc., which has merged with Cemex, S.A. de C.V., a Mexican company, and is no longer publicly traded.

                                  [GRAPH]


                   1996     1997      1998      1999     2000     2001
                   ----     ----      ----      ----     ----     ----
Florida Rock       100     209.10    175.58    248.97   285.84   346.86

S&P 600 Index      100     136.97    115.95    136.28   169.23   170.92

Peer Group         100     161.59    166.37    185.28   179.43   209.18


	COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

	The following table and notes set forth the beneficial ownership of our common stock by each person known by us to own beneficially more than 5% of the common stock of the Company.


  NAME AND ADDRESS       AMOUNT AND NATURE	       PERCENT
OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP	       OF CLASS
-------------------     --------------------           --------
Baker Holdings, LP 	   5,622,258 (1)	         	   19.9%
Edward L. Baker   	     821,925 (1)			    2.9%
John D. Baker II 		   1,559,166 (1)			    5.5%
 P.O. Box 4667
Jacksonville, FL 32201	  --------------                 -----
                           8,003,348 (1)			   27.9%

Fidelity Management &      2,129,415 (2)	          	    7.5%
 Research

                                   16

Fidelity Management Trust  1,181,970 (2)	          	    4.2%
 Company
 82 Devonshire Ct
 Boston, MA 02109
Fidelity International       307,050 (2)                  1.1%
 Limited
 Pembroke Hall
 42 Crowland               -------------                 -----
 Hamilton, Bermuda   	   3,618,435	     		   12.8%

Royce & Associates, Inc.   1,664,550 (3)	          	    5.9%
Royce Management Company      54,150 (3)	                 .2%
 1414 Avenue of the
 Americas                  -------------
 New York, NY  10019       1,718,700 (3)	                6.0%


(1)	Baker Holdings, LP is a limited partnership in which Edward
      L. Baker and John D. Baker II are the sole shareholders of its general partner and as such have shared voting and dispositive power over the shares owned by the partnership. Through pass through entities, each of Edward L. Baker and John D. Baker II has a pecuniary interest in 1,904,085 shares. Ownership is reported as of October 31, 2001. See "Common Stock Ownership By Directors and Officers" including the notes thereunder for an aggregation and identification of these shares with other shares beneficially owned by Edward L. Baker and John D. Baker II.

(2) Information regarding ownership by FMR Corp. and its affiliates is based on information provided in a Schedule 13G filed with the Securities Exchange Commission on February 14, 2001. Share ownership amounts reported in that
       Schedule 13G have been adjusted for the Company's three-for-two stock split, effective as of August 31, 2001, and percentage calculations are based on the outstanding shares of the Company's common stock on October 31, 2001.
       According to that filing, (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. ("Fidelity"), is the beneficial owner of 2,129,415 shares of the Company's common stock; that both Edward C. Johnson 3d, Chairman of FMR Corp., and Fidelity have sole power to dispose of the 2,129,415 shares, but that neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the shares; (ii) Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. ("FMTC"), is the beneficial owner of 1,181,970 shares of the Company's common stock; that both Mr. Johnson and FMTC have sole power to dispose of the 1,181,970 shares, but that neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the shares; (iii) FMR Corp.'s beneficial ownership may include shares beneficially owned through Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp.; and (iv) Fidelity International Limited, an affiliate of FMR Corp., is the beneficial owner of 307,050 shares.
       FMR Corp. had sole power to vote or direct the vote of 1,489,020 shares and sole and shared power to dispose of 3,618,435 shares.

(3) 	 Information regarding ownership by Royce & Associates, Inc.
       ("Royce"), Royce Management Company ("RMC") and Charles M. Royce is based on information provided in a Schedule 13G filed with the Securities Exchange Commission on February 5, 2001. Share ownership amounts reported in that Schedule 13G have been adjusted for the Company's three-for-two stock split, effective as of August 31, 2001, and percentage calculations are based on the outstanding shares of the Company's common stock on October 31, 2001.

	 Royce, RMC and Charles M. Royce reported that they are members of a group pursuant to Securities and Exchange Commission Rule 13d-(1)(b)(ii)(H). Mr. Royce, who may be deemed to be a controlling person of Royce and RMC, does not own any shares outside of Royce and RMC and disclaims beneficial ownership of the shares held by Royce and RMC. Each has sole voting and dispositive power as to the shares shown.

                 COMMON STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

	The following table and notes set forth the beneficial ownership of our common stock by each director and each non-director named in the Summary Compensation Table and by all officers and directors of the Company as a group as of October 31, 2001 and also includes shares held under options as of October 31, 2001 that are exercisable within 60 days of that date.


   NAME OF	             AMOUNT AND NATURE	      PERCENT OF
BENEFICIAL OWNER	      BENEFICIAL OWNERSHIP	        CLASS
----------------        --------------------          ----------
Edward L. Baker	      4,540,098   (1)(2)(3)(4)(5)	   15.9%
John D. Baker II	      3,463,251   (1)(3)(4)(5)(6)(7)   12.2
Thompson S. Baker II	   93,099   (5)(8)	          *
A. R. Carpenter	         12,457                         *
Charles H. Denny III	  329,611   (9)	                1.2
J. Dix Druce		    1,000   (10)			    *
Luke E. Fichthorn III	   74,572	                      *
Tillie K. Fowler 	            815	                      *
Francis X. Knott	         12,778	                      *
John D. Milton, Jr. 	   17,895	                      *
Clarron E. Render Jr.	   68,684	                      *
C. J. Shepherdson	        126,598	                      *
G. Kennedy Thompson	    4,992	                      *

All Directors and
Officers as a group
(19 people)	            8,853,811	                     30.7%


*Less than 1%

	The preceding table includes the following shares held under the Company's Tax Reduction Act Employee Stock Ownership Plan
("TRAESOP") as of September 30, 2001 as to which the named person has sole voting power, and shares held under options which are exercisable within 60 days of October 31, 2001.

                         SHARES UNDER TRAESOP	  SHARES UNDER OPTION
                         --------------------     -------------------
Edward L. Baker	          18,921	                  257,625
John D. Baker II	          11,550	                  122,625
Thompson S. Baker II	        91	                   37,260
John D. Milton, Jr.            -0-	                   15,000
Clarron E. Render, Jr.      10,282                     62,760
C.J. Shepherdson	          15,624	                   61,260
All directors and
officers as a group	    64,112	                  617,775


(1)	Includes out of the 5,622,258 shares owned directly by Baker
      Holdings, LP, as to which Edward L. Baker and John D. Baker II, have shared voting and shared dispositive powers, for Edward L. Baker, 1,904,085 shares as to which he has a pecuniary interest and an additional 1,814,088 shares in which another person has a pecuniary interest, which 3,718,173 shares are excluded from those shown by John D. Baker II; the remaining 1,904,085 shares in which John D. Baker II has a pecuniary interest are included in the shares shown for John D. Baker II.

(2)	Includes 298,724 shares held in the Edward L. Baker Living
      Trust; 21,589 shares held directly by Edward L. Baker; 1,223 shares in the Employee Stock Purchase Plan of the Company; 46,668 shares in the Profit Sharing and Deferred Earnings Plan of the Company; and 8,046 shares held by the wife of Edward L. Baker as to which he disclaims any beneficial interest.

(3)	Includes for Edward L. Baker 167,400 shares held in trust
      for the benefit of children of John D. Baker II, which shares are excluded from those shown for John D. Baker II and as to which each of Edward L. Baker and John D. Baker II disclaim any beneficial interest.

(4)	Includes out of the 2,592 shares held by the Thompson S.
      Baker Living Trust, as to which Edward L. Baker and John D. Baker II have shared voting and shared dispositive powers, for Edward Baker 864 shares as to which he has a pecuniary interest and an additional 864 shares in which another person has a pecuniary interest, which 1,728 shares are excluded from those shown for John D. Baker II; the remaining 864 shares in which John D. Baker II has a pecuniary interest are included in the shares shown for John
      D. Baker II.

(5)	Edward L. Baker, John D. Baker II and Thompson S. Baker II
      may be considered to be control persons of the Company.

(6)	Includes 1,338,927 shares held by the John D. Baker II
      Living Trust; and 4200 shares owned by his spouse as to which John D. Baker II disclaims any beneficial interest. The amounts shown do not include 60,000 shares held in the John D. Baker Irrevocable Trust #1 for which an independent trustee has voting and dispositive power as to which John D. Baker II disclaims any beneficial interest.

(7)	Regency Square II, a Florida general partnership, owns
      81,000 shares of the Company. Trust B under the will of Martin E. Stein, deceased, as a general partner, holds a 46.21% interest in the partnership. John D. Baker II is a co-trustee of the trust and as such has a one-third shared voting and dispositive power as to the trust. The partnership's shares in the Company are included in the above table for John D. Baker II, who disclaims any pecuniary or other beneficial interest in such shares.

(8)	Includes 2,988 shares each owned by Martha Frye Baker, Mary
      Cameron Baker, Julia Elizabeth Baker, and Samuel McDonald
      Baker, as to which Thompson S. Baker II disclaims any beneficial interest.

(9)	Includes 30,000 shares owned by Mrs. Charles H. Denny III,
      as to which he disclaims any beneficial interest.

(10)	Mr. Druce's share holdings are as of November 30, 2001.

                       INDEPENDENT AUDITORS

	The Audit Committee has not yet selected independent certified public accountants to examine the consolidated financial statements of the Company for fiscal 2002. Deloitte &

Touche served as the Company's independent certified public accountants for fiscal 2001. Deloitte & Touche will be making a proposal to serve as the Company's independent certified public accountants for fiscal
2002.  After the Audit Committee has considered Deloitte &
Touche's proposal the Audit Committee will submit its recommendation to the Board of Directors. Representatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees:

The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for fiscal
2001 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2001 were $90,075.

Financial Information Systems Design and Implementation Fees:

No fees were billed for professional services for financial information systems design and implementation rendered by Deloitte & Touche LLP for fiscal 2001.

All Other Fees:

The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for fiscal 2001 other than for the services described in the preceding two paragraphs were $177,247.

                      SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy relating to the annual meeting of shareholders to be held in early 2003 must be delivered in writing to the principal executive offices of the Company no later than August 29, 2002. The inclusion of any proposal will be subject to the applicable rules of the Securities and Exchange Commission.

     Except for shareholder proposals to be included in the Company's proxy materials, the deadline for nominations for director submitted by a shareholder is forty days before the next annual meeting, and for other shareholder proposals is November 13, 2002. Proposals must be sent to the Secretary of the Company at our principal executive offices. Any notice from a shareholder nominating a person as director must include certain additional information as specified in our Restated Articles.

     The Company may solicit proxies in connection with next year's annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by November 13, 2002.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and beneficial owners of 10% or more of the Company's outstanding common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, The New York Stock Exchange and the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis, except for Mr. Carpenter who filed one late report for four transactions on one day.

                        COST OF SOLICITATION

     We are paying cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this proxy statement. We will reimburse brokers and nominees their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other electronic means by our directors, officers and other employees.

                            OTHER MATTERS

     The Board of Directors does not know of any other matters to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy in respect of any such matters in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

               DELIVERY TO SECURITY HOLDERS SHARING ADDRESS

	The Company is delivering only one proxy statement to multiple security holders sharing an address unless the Company receives contrary instructions from one or more of the security holders. If you are a security holder residing at a shared address, and would like to request an additional copy of the proxy statement (or to request to receive only one copy of the proxy statement if you are currently receiving multiple copies), please send your request to John D. Milton, Jr., 155 East 21st Street, Jacksonville, Florida 32206-2104, or call (904) 355-1781.

                                      BY ORDER OF THE BOARD OF DIRECTORS

December 28, 2001	                             Dennis D. Frick
                                                 Secretary

              PLEASE RETURN THE ENCLOSED FORM OF PROXY,
             DATED AND SIGNED, IN THE ENCLOSED ADDRESSED
                ENVELOPE, WHICH REQUIRES NO POSTAGE.

SHAREHOLDERS MAY RECEIVE WITHOUT CHARGE A COPY OF FLORIDA ROCK INDUSTRIES, INC.'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES BY WRITING TO THE TREASURER AT POST OFFICE BOX 4667, JACKSONVILLE, FLORIDA 32201.

                   FLORIDA ROCK INDUSTRIES, INC.
               PROXY SOLICITED BY BOARD OF DIRECTORS

	FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR FEBRUARY 6, 2002

     The undersigned hereby appoints Edward L. Baker and John D. Baker II, or either of them, the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of Florida Rock Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the general offices of the Company, 155 East 21st Street, Jacksonville, Florida on February 6, 2002 at 9 o'clock in the morning, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:

1.	The election of five directors: three to serve for a term of three years, and one each to serve for terms of one and two years.

/ /  FOR the nominees listed	/  /  WITHHOLD AUTHORITY
     below (except as marked	      to vote for all nominees
     to the contrary below)	      listed below

A. R. Carpenter, John D. Baker II, and G. Kennedy Thompson are the nominees for a term of three years.

J. Dix Druce is a nominee for a term of one year.

Tillie K. Fowler is a nominee for a term of two years.


	To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.

		-----------------------------------------------


2.	To transact such other business as may properly come before
the meeting or any adjournments thereof.

	(Continued and to be signed on other side)
   - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

	Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the directions of the undersigned shareholder, or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

     The undersigned hereby revokes any proxy heretofore given with respect to said stock, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated December 2028, 2001 and authorizes and confirms all that the said proxies or their substitutes, or any of them, may do by virtue hereof.

                                 Dated: ------------------------------

                 Signature       -------------------------------------

       Signature if Held Jointly -------------------------------------

IMPORTANT:  Please date this proxy
and sign exactly as your name or
names appear(s) hereon.  If the
stock is held jointly, signatures
should include both names.  Personal
representatives, trustees, guardians
and others signing in a
representative capacity should give
full title.  If you attend the
meeting you may, if you wish,
withdraw your proxy and vote in
person.



                PLEASE RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE